EXHIBIT 3.1


                            ARTICLES OF INCORPORATION


                                       OF


                               Assure Energy, Inc.

         I, the person hereinafter named as incorporator, for the purpose of forming a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of
Incorporation:


         FIRST: The name of the corporation (hereinafter called the corporation) is Assure Energy, Inc.


         SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

         THIRD: (a) Authorized Capital. The total number of shares of stock which the corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares are designated as common stock, par value $.001 per share, 4,977,250 shares are designated as blank check preferred stock, par value $.001 per share, 17,500 shares are designated as Series A Preferred Stock, par value $.001 per share and 5,250 shares are designated as Series B Preferred Stock, par value $.001 per share. The blank check preferred stock may be issued from time to time in one or more series or classes. The Board of Directors is hereby expressly authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series and class of preferred stock and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

         (1) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

         (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the term of such voting rights, which may be general or limited;

         (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;



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

         (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

         (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

         (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other Corporation purposes and the terms and provisions relating to the operation thereof;

         (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

         (8) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

         (9) any other powers, preferences and relative, participating, options and other special rights, and any qualifications, limitations and restrictions, thereof.


         The powers, preferences and relative, participating optional and other special rights of each series of blank check Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

              (b) Series A Preferred Stock

              (1) Designation and Amount. This Series consists of Seventeen Thousand Five Hundred (17,500) shares of Series A Preferred Stock, with a stated value of One Hundred U.S. Dollars ($100.00) per share (the "Stated Value").

              (2) Dividends.

              (i) The holders of the shares of Series A Preferred Stock as they appear on the stock records of the Company ("Holder" or "Holders") shall be entitled to receive, the board of directors shall be obligated to declare and the Company shall be obligated to pay,



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

out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) shares of Common Stock at the rate of five percent (5%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be cumulative from the date of issuance.

              (ii) Dividends shall be payable annually as of each anniversary of the date of issuance until the earlier of redemption or conversion, to the Holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Company. An additional dividend shall be payable with respect to converted or redeemed shares of Series A Preferred Stock, which shall be payable as of the date of conversion or redemption, as the case may be. The annual anniversary date as of which dividend payments are due or the date of conversion or redemption as of which an additional dividend payment is due is hereafter referred to as the Dividend Payment Date.

              (iii) The  dividend  shall be paid in (i) cash or (ii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, shares of Common Stock valued at the average closing bid price of the Company's common stock during the 10 trading day period immediately preceding the Dividend Payment Date.

              (iv) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Pari Passu Securities.

              (v) So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding shares of the Series A Preferred Stock and any other Pari Passu Securities shall have been paid or set apart for payment for all past dividend periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A Preferred Stock and the current dividend period with respect to such Pari Passu Securities.




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

         (3) Conversion.

              (i) The outstanding shares of Series A Preferred Stock shall be convertible into Company units (the "Units") as is determined by dividing the Stated Value by the Conversion Price, as defined below, at the option of the Holder in whole or in part, within 15 days of the Holder's receipt of a notice of redemption from the Company or at any time during the three year period commencing on the second anniversary of the Issuance Date (the "Holder Conversion Period"). Each Unit consists of one share of Common Stock (the "Unit Shares") and one common stock purchase warrant (the "Unit Warrants") which may be exercised for the purchase of one additional share of Common Stock (the "Warrant Shares") at an exercise price of $1.75 per share at any time during the four year period commencing one year after the date of issuance of the Units. Any conversion under this section shall be for a minimum Stated Value of $25,000 of Series A Preferred Stock. The Holder shall effect conversions by sending a conversion notice (the "Notice of Conversion") in the manner set forth herein. Each Notice of Conversion shall specify the Stated Value of Series A Preferred Stock to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series A Preferred Stock tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Series A Preferred Stock certificate for such Stated Value as has not been converted within seven (7) Business Days of the Company's receipt of the original Series A Preferred Stock and Notice of Conversion.

              (ii) Not later than seven (7) Business Days after the Company's receipt of the certificate or certificates for the Series A Preferred Stock and the original of the Notice of Conversion, the Company will deliver to the Holder
(i) a certificate or certificates representing the number of Unit Shares and Unit Warrants being acquired upon the conversion of Series A Preferred Stock and
(ii), if applicable, Series A Preferred Stock in principal amount equal to the principal amount of Series A Preferred Stock not converted. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required, the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Series A Preferred Stock tendered for conversion.

              (iii) The Conversion Price for the conversion of a share of Series A Preferred Stock into Units shall be $1.50 of Stated Value (the "Conversion Price").

              (iv) If the Company, at any time while any shares of Series A Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the



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

determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (v) If the Company, at any time while any shares of Series A Preferred Stock are outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof and shares of Common Stock issuable upon exercise of options which may be issued subsequent to the date hereof to Company employees, officers, or directors) at a price per share less than the Conversion Price then in effect, the Conversion Price designated herein shall be reduced to the price at which the shares of Common Stock are issued or the price at which the options, warrants or other rights may be exercised for the purchase of Common Stock. Such adjustment shall be made as of the date such Common Stock, options, rights or warrants are issued.

              (vi) If the Company, at any time while shares of Series A Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series A Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section (b)(3)(v) above) then in each such case the Conversion Price at which each Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of common stock determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the common stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series A Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series A Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

              (vii) All calculations hereunder shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.



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

              (viii) Whenever the Conversion Price is adjusted pursuant to Section (b)(3)(iv), (v) or (vi), the Company shall within two (2) days after the determination of the new Conversion Price mail and fax to the Holder and to each other Holder of Series A Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

              (ix) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

              (x) If:

         (A)      the   Company   shall   declare  a  dividend   (or  any  other
                  distribution) on its Common Stock; or

         (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

         (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

         (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or



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

         (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;


then the Company shall cause to be mailed and faxed to the Holders of Series A Preferred Stock at their last addresses as it shall appear upon the Series A Preferred Stock register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

              (xi) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions hereof) upon the conversion of the aggregate principal amount of all outstanding Series A Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

              (xii) No fractional Units shall be issuable upon a conversion hereunder and the number of Unit Shares and Unit Warrants to be issued shall be rounded up to the nearest whole number. Accordingly, if a fractional Unit interest arises upon any conversion hereunder, the Company shall eliminate such fractional Unit interest by issuing Holder an additional full Unit.

              (xiii) The issuance of certificates for Unit Shares and Unit Warrants on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (xiv) Series A Preferred Stock converted into Units shall be canceled upon conversion.



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

              (xv) Each Notice of Conversion shall be given by facsimile to the Company no later than 4:00 pm New York Time. In the event that the Company receives the Notice of Conversion after 4:00 p.m. New York Time, the Conversion Date shall be deemed to be the next business day. In the event that the Company receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

         (4) Default and Remedies.

              (i) "Event of Default", wherever used herein, means any one of the following events:

              (A) the Company shall fail to observe or perform any material covenant, agreement or warranty contained in Section (b)(3) of Article Third of these Articles of Incorporation, and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

              (B) the occurrence of any event or breach or default by the Company under the Purchase Agreement and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;

              (C) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty
(60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

              (D) the Company shall voluntarily have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within twenty (20) trading days of such deletion or delisting;

              (E) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;

              (ii) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Company demand redemption of the Shares of Series A Preferred Stock at the price of 105% of the Stated Value of each Share of Series A
Preferred Stock being redeemed plus accrued but unpaid dividends thereon, whereupon the Stated Value and all accrued but unpaid Dividends shall be immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

         (iii) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in Section (b)(3) of Article Third of these Articles of Incorporation or in aid of the exercise of any power granted in Section (b)(3) of Article Third of these Articles of Incorporation, and proceed to enforce the redemption of any of the Series A Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.

         (iv) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding shares of Series A Preferred Stock at the Conversion Price upon giving a Notice of Conversion to the Company.


         (5) Redemption.

              (i) The shares of Series A Preferred Stock are redeemable at the sole option of the Company at any time prior to the Company's receipt of a Notice of Conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the Stated Value of each share of Series A Preferred Stock being redeemed plus accrued and unpaid dividends thereon ("Redemption Price"). The Holder may provide the Company with a Notice of Conversion within 15 days after Holder's receipt of a notice of redemption from the Company. The Company is not obligated to provide for redemption of the Series A Preferred Stock through a sinking fund. The Company must redeem the shares of Series A Preferred Stock at the Redemption Price on the fifth anniversary of the Issuance Date.

              (ii) The Company shall not optionally redeem the Series A Preferred Stock or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative amounts due the holders of Pari Passu Securities on redemption.


              (iii) Shares of Series A Preferred Stock which have been redeemed or converted shall be deemed retired and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series A Preferred Stock.

              (iv)  Notwithstanding  the  foregoing  provisions  of this Section
(b)(3), unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series A Preferred Stock may be redeemed.



              (v) No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined in Section (b)(6) herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.



              (vi) If any redemption shall at any time be prohibited by the Nevada Revised Statues, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.


              (vii) In the event the Company shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than twenty-one (21) days prior to the date fixed by the Board for redemption to each holder of Series A Preferred Stock at the address that appears on the Company's stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the Holder to whom the Company has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date,
(ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price). Upon surrender of the certificates for Series A Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the shares of Series A Preferred Stock not so redeemed shall be issued to the holder without cost.

         (6) Rank. The Series A Preferred Stock shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series A Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks senior to the Series A Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Stock.



         (7) Liquidation Preference. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of
Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. The "Liquidation Preference" with respect to a share of Series A Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

         (8) Voting Rights. The Holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the Nevada Revised Statutes. To the extent that under the Nevada Revised Statutes the vote of the Holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock
(except as otherwise may be required under the Nevada Revised Statutes) shall constitute the approval of such action by the class. To the extent that under the Nevada Revised Statutes Holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained herein) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.


         (9) Miscellaneous.


              (i) If any shares of Series A Preferred Stock are converted, the shares so converted shall be cancelled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

              (ii) Upon  receipt  by the  Company of (i)  evidence  of the loss, theft,  destruction or mutilation of any Preferred Stock certificate(s) and (ii)
(y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Series A Preferred Stock.



              (iii) Upon submission of a Notice of Conversion by a Holder of Series A Preferred Stock, (i) the shares covered thereby shall be deemed converted into Units and (ii) the Holder's rights as a Holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for the Unit Shares and the Unit Warrants and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all the Unit Shares and the Unit Warrants prior to the tenth business day after the expiration of the delivery period with respect to a conversion of Series A Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of the Unit Shares and the Unit

Warrants by so notifying the Company within five business days after the expiration of such 10 business day period) the Holder shall regain the rights of a Holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert Series A Preferred Stock.


              (iv) The remedies provided herein shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.


         (c) Series B Preferred Stock.


         (1) Designation and Amount. This Series consists of five thousand two hundred fifty (5,250) shares of Series Preferred Stock, with a stated value of One Hundred U.S. Dollars ($100.00) per share (the "Stated Value").


         (2) Dividends.


              (i) The holders of the shares of Series B Preferred Stock as they appear on the stock records of the Company ("Holder" or "Holders") shall be entitled to receive, the Board of Directors shall be obligated to declare and the Company shall be obligated to pay, out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) shares of Common Stock at the rate of five percent (5%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall be cumulative from the date of issuance.

              (ii) Dividends shall be payable annually as of each anniversary from the date of issuance until the earlier of redemption or conversion, to the Holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Company. An additional dividend shall be payable with respect to converted or redeemed shares of Series B Preferred Stock, which shall be payable as of the date of conversion or redemption, as the case may be. The annual anniversary date as of which dividend payments are due or the date of conversion or redemption as of which an additional dividend payment is due is hereafter referred to as the Dividend Payment Date.


              (iii) The  dividend  shall be paid in (i) cash or (ii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, shares of Common Stock valued at the average closing bid price of the Company's Common Stock during the 10 trading day period immediately preceding the Dividend Payment Date.


              (iv) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Pari Passu Securities.


              (v) So long as any shares of the Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding shares of the Series B Preferred Stock and any other Pari Passu Securities shall have been paid or set apart for payment for all past dividend periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series B Preferred Stock and the current dividend period with respect to such Pari Passu Securities.


         (3) Conversion.


              (i) The outstanding shares of Series B Preferred Stock shall be convertible into Company units (the "Units") as is determined by dividing the Stated Value by the Conversion Price, as defined below, at the option of the Holder in whole or in part, within 15 days of the Holder's receipt of a notice of redemption from the Company or at any time during the three year period commencing on the second anniversary of the Issuance Date (the "Holder Conversion Period"). Each Unit consists of one share of Common Stock (the "Unit Shares") and one common stock purchase warrant (the "Unit Warrants") which may be exercised for the purchase of one additional share of Common Stock (the "Warrant Shares") at an exercise price of $2.00 per share at any time during the four year period commencing one year after the date of issuance of the Units. Any conversion under this section shall be for a minimum Stated Value of $25,000 of Series B Preferred Stock. The Holder shall effect conversions by sending a conversion notice (the "Notice of Conversion") in the manner set forth herein. Each Notice of Conversion shall specify the Stated Value of Series B Preferred Stock to be converted, and the date on which such conversion is to be effected (the "Conversion Date"). Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series B Preferred Stock tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Series B Preferred Stock certificate for such Stated Value as has not been converted within seven (7) Business Days of the Company's receipt of the original Series B Preferred Stock and Notice of Conversion.

              (ii) Not later than seven (7) Business Days after the Company's receipt of the certificate or certificates for the Series B Preferred Stock and the original of the Notice of Conversion, the Company will deliver to the Holder
(i) a certificate or certificates representing the number of Unit Shares and Unit Warrants being acquired upon the conversion of Series B Preferred Stock and
(ii), if applicable, Series B Preferred Stock in principal amount equal to the principal amount of Series B Preferred Stock not converted. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required, the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Series B Preferred Stock tendered for conversion.

              (iii) The Conversion Price for the conversion of a share of Series B Preferred Stock into Units shall be $1.75 of Stated Value (the "Conversion Price").

              (iv) If the Company, at any time while any shares of Series B Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

              (v) If the Company, at any time while any shares of Series B Preferred Stock are outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof and shares of Common Stock issuable upon exercise of options which may be issued subsequent to the date hereof to Company employees, officers, or directors) at a price per share less than the Conversion Price then in effect, the Conversion Price designated herein shall be reduced to the price at which the shares of Common Stock are issued or the price at which the options, warrants or other rights may be exercised for the purchase of Common Stock. Such adjustment shall be made as of the date such Common Stock, options, rights or warrants are issued.

              (vi) If the Company, at any time while shares of Series B Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series B Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section (c)(3)(v) above) then in each such case the Conversion Price at which each Series B Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of common stock determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the common stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series B Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series B Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

              (vii) All calculations hereunder shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

              (viii) Whenever the Conversion Price is adjusted pursuant to Section (c)(3)(iv), (v) or (vi), the Company shall within two (2) days after the determination of the new Conversion Price mail and fax to the Holder and to each other Holder of Series B Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

              (ix) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series B Preferred Stock then outstanding shall have the right thereafter to convert such Series B Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series B Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

              (x) If:

         (A)      the   Company   shall   declare  a  dividend   (or  any  other
                  distribution) on its Common Stock; or

         (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

         (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

         (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

         (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be mailed and faxed to the Holders of Series B Preferred Stock at their last addresses as it shall appear upon the Series B Preferred Stock register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.


              (xi) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series B Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions hereof) upon the conversion of the aggregate principal amount of all outstanding Series B Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.


              (xii) No fractional Units shall be issuable upon a conversion hereunder and the number of Unit Shares and Unit Warrants to be issued shall be rounded up to the nearest whole number. Accordingly, if a fractional Unit interest arises upon any conversion hereunder, the Company shall eliminate such fractional Unit interest by issuing Holder an additional full Unit.


              (xiii) The issuance of certificates for Unit Shares and Unit Warrants on conversion of Series B Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (xiv) Series B Preferred Stock converted into Units shall be canceled upon conversion.


              (xv) Each Notice of Conversion shall be given by facsimile to the Company no later than 4:00 pm New York Time. In the event that the Company receives the Notice of Conversion after 4:00 p.m. New York Time, the Conversion Date shall be deemed to be the next business day. In the event that the Company receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

         (4) Events of Default and Remedies.


              (i) "Event of Default", wherever used herein, means any one of the following events:


                  (A) the Company shall fail to observe or perform any material covenant, agreement or warranty contained in Series (c)(3) of Article Third of these Articles of Incorporation, and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;



                  (B) the occurrence of any event or breach or default by the Company under the Purchase Agreement and such failure or breach shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;



                  (C) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                  (D) the Company shall voluntarily have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within twenty (20) trading days of such deletion or delisting;


                  (E) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;


              (ii) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Company demand redemption of the Shares of Series B Preferred Stock at the price of 105% of the Stated Value of each Share of Series B Preferred Stock being redeemed plus accrued but unpaid dividends thereon, whereupon the Stated Value and all accrued but unpaid Dividends shall be immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.


              (iii) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Section (c)(3) of Article Third of these Articles of Incorporation or in aid of the exercise of any power granted in Section (c)(3) of Article Third of these Articles of Incorporation, and proceed to enforce the redemption of any of the Series B Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.


              (iv) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding shares of Series B Preferred Stock at the Conversion Price upon giving a Notice of Conversion to the Company.


         (5) Redemption.


     (i) The shares of Series B Preferred Stock are redeemable at the sole option of the Company at any time prior to the Company's receipt of a Notice of Conversion to the extent funds are legally available therefor, at any time and from time to time, in whole or in part, at a redemption price equal to 105% of the Stated Value of each share of Series B Preferred Stock being redeemed plus accrued and unpaid dividends thereon ("Redemption Price"). The Holder may provide the Company with a Notice of Conversion within 15 days after Holder's receipt of a notice of redemption from the Company. The Company is not obligated to provide for redemption of the Series B Preferred Stock through a sinking fund. The Company must redeem the shares of Series B Preferred Stock at the Redemption Price on the fifth anniversary of the Issuance Date.



              (ii) The Company shall not optionally redeem the Series B Preferred Stock or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative amounts due the holders of Pari Passu Securities on redemption.


              (iii) Shares of Series B Preferred Stock which have been redeemed or converted shall be deemed retired and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series B Preferred Stock.


              (iv)  Notwithstanding  the  foregoing  provisions  of this Section
(c)(3), unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B Preferred Stock may be redeemed.


              (v) No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined in Section (c)(6) herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.


              (vi) If any redemption shall at any time be prohibited by the Nevada Revised Statutes, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.


              (vii) In the event the Company shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than twenty-one (21) days prior to the date fixed by the Board for redemption to each holder of Series B Preferred Stock at the address that appears on the Company's stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the

Holder to whom the Company has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of Series B Preferred Stock to be redeemed; (iii) the Redemption Price;
(iv) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease
(other than the right to receive the Redemption Price). Upon surrender of the certificates for Series B Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the shares of Series B Preferred Stock not so redeemed shall be issued to the holder without cost.


         (6) Rank. The Series B Preferred Stock shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series B Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Stock and the holders of a majority of the outstanding Series B Preferred Stock) which by its terms ranks senior to the Series B Preferred Stock ("Senior Securities"); and (iv) pari passu with the Company's Series A Preferred Stock and any other series of preferred stock of the Company hereafter created (with the consent of the holders of a majority of the outstanding Series A Preferred Stock and the holders of a majority of the outstanding Series B Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series B Preferred Stock.


         (7) Liquidation Preference. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless, prior thereto, the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. The "Liquidation Preference" with respect to a share of Series B Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.


         (8) Voting Rights. The Holders of the Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the Nevada Revised Statutes. To the extent that under the Nevada Revised Statutes the vote of the Holders of the Series B Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock
(except as otherwise may be required under the Nevada Revised Statutes) shall constitute the approval of such action by the class. To the extent that under the Nevada Revised Statutes Holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained herein) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.


         (9) Miscellaneous.


              (i) If any shares of Series B Preferred Stock are converted, the shares so converted shall be cancelled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.



              (ii) Upon  receipt  by the  Company of (i)  evidence  of the loss, theft,  destruction or mutilation of any Preferred Stock certificate(s) and (ii)
(y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen

Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Series B Preferred Stock.


              (iii) Upon submission of a Notice of Conversion by a Holder of Series B Preferred Stock, (i) the shares covered thereby shall be deemed converted into Units and (ii) the Holder's rights as a Holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for the Unit Shares and the Unit Warrants and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all the Unit Shares and the Unit Warrants prior to the tenth business day after the expiration of the delivery period with respect to a conversion of Series B Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of the Unit Shares and the Unit Warrants by so notifying the Company within five business days after the expiration of such 10 business day period) the Holder shall regain the rights of a Holder of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert Series B Preferred Stock.


              (iv) The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.


                  (d) Preemptive Rights. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         FOURTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."


         The number of members constituting the first Board of Directors of the corporation is 2; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

          NAME                              ADDRESS
          ----                              -------

          Harvey Lalach                     275 Alberta Court
                                            Kelowna, British Columbia V1W 2X8

          James Golla                       829 Terlin Boulevard
                                            Mississauga, Ontario L5H 1T1

         The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.


         FIFTH:  The name and the post  office  box or  street  address,  either
residence  or  business,   of  the   incorporator   signing  these  Articles  of
Incorporation are as follows:

          NAME                                  ADDRESS
          ----                                  -------

          Scott E. Rapfogel                     488 Madison Avenue
                                                New York, NY 10022

         SIXTH: The corporation shall have perpetual existence.


         SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.


         EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


         NINTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

         To engage in any lawful activity.


         TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on September 3, 2003

                                               /s/ Scott E. Rapfogel
                                               --------------------------------
                                               Scott E. Rapfogel, Incorporator


STATE OF New York   )
                    ) SS.:
COUNTY OF New York  )

         On this September 3, 2003, personally appeared before me, a Notary Public in and for the State and County aforesaid, Scott E. Rapfogel, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         WITNESS my hand and official seal, the day and year first above written.


                                                /s/ Salvatore Fichera
                                                -------------------------------
                                                Notary Public

(Notarial Seal)



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